EXECUTIVE COMPENSATION AGREEMENT
                                     between
                          CAMBRIDGE ENERGY CORPORATION
                                       and
                               PERRY DOUGLAS WEST


         This Agreement is made this 2nd day of January, 1998, by and between CAMBRIDGE ENERGY CORPORATION, a Nevada corporation ("CAMBRIDGE"), and PERRY DOUGLAS WEST, ("WEST").

         WHEREAS,CAMBRIDGE is engaged in the business of oil and gas exploration and development; and

         WHEREAS, CAMBRIDGE desires to retain the services of the WEST in the capacity of its Chairman and Chief Executive Officer.

         NOW THEREFORE, IT IS AGREED AS FOLLOWS:


         SECTION 1.  EMPLOYMENT.

                  1.1 EXECUTIVE EMPLOYMENT. CAMBRIDGE appoints WEST and WEST accepts the appointment as Chairman and Chief Executive Officer until January 1, 2003.

                  1.2 ADVISORY PERIOD. If WEST's Executive Employment is terminated as provided in paragraph (1.1) above, or in any other manner, he shall nevertheless be retained thereafter by CAMBRIDGE as an advisor and consultant until January 1, 2008 (Advisory Period).


         SECTION 2. DUTIES. WEST shall serve as Chairman and Chief Executive Officer of CAMBRIDGE, with such duties as are customarily associated with such position in public corporations and specifically as set out in the By-Laws of CAMBRIDGE.


         SECTION 3. EXTENT OF SERVICES. WEST shall devote his best efforts, attention, and energies to the performance of his duties as set out above. The duties shall be rendered at the CAMBRIDGE office in Florida, or at such other place or places and at such times as the needs of CAMBRIDGE may from time-to-time dictate.

         Nothing in this Agreement shall preclude WEST from conducting other business or holding official positions or directorships in other entities, the activities of which do not directly conflict with WEST's duties and responsibilities as Chairman and Chief Executive Officer of CAMBRIDGE.

         SECTION 4. TERM. The term of this Agreement shall begin on January 2, 1998 (the "Effective Date"), and shall continue for a five year period. The parties presently anticipate that the employment relationship may continue beyond this five-year term.


         SECTION 5.  EXECUTIVE COMPENSATION.

                  5.1 BASE SALARY. CAMBRIDGE will pay to WEST a base salary for the first year in the amount of One Hundred Fifty Thousand Dollars ($150,000), payable in accordance with CAMBRIDGE's standard payroll procedures but no less frequently than monthly, at the election of WEST.

                  5.2      SUPPLEMENTAL SALARY.

                           (a)      WEST's Base  Salary  at the rate of $150,000
plus 25% in cash per annum will be paid beginning from the first day of the month following the quarter in which CAMBRIDGE achieves annualized gross revenues of at least $4,000,000.

                           (b)      When  CAMBRIDGE  achieves  first fiscal year
$4,000,000 in gross revenues, WEST will be entitled to a 50% increase in base salary over and above any quarterly increases. This newly calculated Base Salary will then become the Base Salary for the second year of employment.

                           (c)      WEST's  increased  Base  Salary  plus 25% in
cash per annum will be paid beginning from the first day of the month following the quarter in which CAMBRIDGE achieves annualized gross revenues of at least $8,000,000.

                           (d)      When   CAMBRIDGE   achieves   second    year
$8,000,000 in gross revenues, WEST will be entitled to a 50% increase in base salary over and above any quarterly increases. This newly calculated Base Salary will then become the Base Salary for the third year of employment.

                           (e)      The  same  procedure  will  be  followed for
determining WEST's compensation in the third through the fifth years of this Agreement, with the gross revenue thresholds for quarterly and annual increases negotiated with the Board of Directors prior to the beginning of the third, fourth and fifth years of this Agreement, except that at no time will WEST's Base Salary be less than that determined at the beginning of the third year of employment. Said supplemental salary shall be effective throughout the executive period and the advisory period of employment.

                           (f)      Notwithstanding  the  goals  set out  above,
in the event that CAMBRIDGE has substantially advanced toward its goals and objectives during any quarter, and other advances have been made such as acquisition of businesses or properties,WEST shall be entitled to a supplemental salary amount for the following quarter and/or lump sum bonus in an amount set by the Board of Directors.

                           (g) During any  period of the contract in  which WEST
provides legal services relating to CAMBRIDGE which are outside those services normally provided by a Chairman and Chief Executive Officer,he shall be entitled to separate and supplemental compensation in amounts reasonably associated with such services, in addition to other compensation provided for under this agreement.

                           (h)     WEST  shall   be  entitled  to   lump     sum
supplement, consisting of options to purchase 100,000 shares of CAMBRIDGE common stock at a strike price of $1.00 per share at the time CAMBRIDGE'S common stock is accepted for trading on NASDAQ (small cap), American Stock Exchange or other recognized stock exchange.

                  5.3 BONUSES. WEST shall be eligible to receive a discretionary bonus for each year (or portion thereof) during the term of this Agreement and any extensions thereof, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors based upon its evaluation of WEST's performance during such year.


         SECTION 6         EXECUTIVE BENEFIT PACKAGE.

                  6.1 Insurance Benefits. Medical, dental and optical insurance for WEST and WEST's immediate family shall be paid by CAMBRIDGE. In addition, WEST shall be entitled to receive a supplemental medical, dental and optical compensation benefit, an amount when placed with the amount payable the insurance policies referenced above shall equal one hundred percent (100%) of the cost of medical treatment for WEST and WEST's immediate family.

                  6.2 Disability Benefits. In the event WEST should become disabled during the period of his executive employment, his salary shall continue at the same rate that it was on the date of such disability. If such disability continues for a period of five consecutive months (or WEST shall die), CAMBRIDGE may at its option thereafter, upon written notice to WEST or his Personal Representative, terminate his executive employment. In such event the advisory period shall commence immediately upon such termination of employment and shall continue until January 1, 2008, regardless of the disability or death of WEST. If WEST shall receive any disability payments from any insurance policies paid for by CAMBRIDGE, payments to WEST during any period of disability shall be reduced by the amount of the disability payments received by WEST under such insurance policy or policies. For the purposes of this agreement, disability shall mean mental or physical illness or condition rendering WEST incapable of performing his normal duties with CAMBRIDGE.

                  6.3 Vacation Benefits. WEST shall be entitled to four(4) weeks of vacation leave per year for each year of the contract period including the executive and advisory period, cumulative at the option of WEST.

                  6.4 Automobile Benefits. WEST shall receive annually an automobile of a make and model of his selection for his use. Provided, however, that any amount of expenditure in excess of that proscribed as an ordinary and necessary business expense by the Internal Revenue Service shall be deducted from the base salary as set out above. WEST shall have the option of accepting a cash disbursement equal to the amount set out above for the use of his private automobile. In addition, WEST shall receive reimbursement for all reasonable and necessary expense necessary for the maintenance and upkeep of said automobile including repairs, gasoline, oil, and insurance.

                  6.5 Death Benefits. If WEST shall die between the date of this agreement and January 1, 2008, compensation payments hereunder shall not cease and CAMBRIDGE shall pay to WEST's widow, if she survives him, or if she shall not survive him to his estate, in equal monthly installments in an amount equal to the advisory compensation provide for above. Such payments shall commence with the month following the date of death. Said amount shall not be less than two years' base salary plus medical, dental and optical coverage for at least two(2) years, if less time is remaining on subject contract.

                  6.6 Employment Benefits. This Agreement is not intended to and shall not be deemed to be in lieu of any rights, benefits and privileges to which WEST may be entitled as an employee of CAMBRIDGE under any retirement, pension, profit-sharing, insurance, hospital, automobile or other plans which may now be in effect or which may hereinafter be adopted, it being understood that WEST shall have the same rights and privileges to participate in such plans and benefits as any other employee during this period providing such benefits are at least equal to those provided herein.


         SECTION 7 STOCK AND STOCK OPTIONS

                  7.1 It is acknowledged that WEST owns a substantial number of shares of common stock in CAMBRIDGE and further, that

                           (a)      CAMBRIDGE  shall register for public trading
with the Securities and Exchange Commission at least ten percent (10%) of the shares owned by WEST per year for each year of the contract beginning with the second year of the contract or the first offering of securities, whichever shall occur first.

                           (b) In the  event  a  voluntary  termination  by WEST
and CAMBRIDGE, CAMBRIDGE shall register the balance of the stock owned by WEST pro-rata over five (5) years following such termination in the event such stock is not sooner sold.

                           (c)      In the   event  of  involuntary  termination
or an offer is made by a single purchaser or group of purchasers and accepted by CAMBRIDGE for 51% or more of the outstanding common stock of CAMBRIDGE, all remaining shares of stock owned by WEST shall be registered for public trading immediately.

                  7.2 WEST is entitled to receive stock distributions of fully paid and non-assessable common stock of CAMBRIDGE, in addition to any other stock options WEST may be entitled to, as described in Exhibit A to this Agreement, entitled "Key Employee Stock Option Plan.


         SECTION 8.        TERMINATION.

                  8.1 Termination For Cause. Termination For Cause may be effected by CAMBRIDGE at any time during the term of this Agreement and shall be effected by written notification to WEST. Provided, however, WEST shall be given 30 days from date of delivery of such notification to cure the defect set out in the notice. Upon Termination For Cause, Employee shall promptly be paid all accrued salary, bonus compensation to extent earned, vested deferred compensation (other than pension or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of CAMBRIDGE in which WEST is a participant to the full extent of WEST's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by WEST in connection with his duties hereunder, all to the date of termination.

                  8.2 Termination Other Than For Cause. Notwithstanding anything else in this Agreement, CAMBRIDGE may effect a Termination Other Than For Cause at any time upon giving written notice to WEST of such termination. Upon any Termination Other Than For Cause, WEST shall promptly be paid all accrued salary, bonus compensation to extent earned, vested deferred compensation (other than pension or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of CAMBRIDGE in which WEST is a participant to the full extent of WEST's rights under such plans, (including accelerated vesting, if any, of awards granted to WEST under CAMBRIDGE's stock option plan), accrued vacation pay and any appropriate business expenses incurred by WEST in connection with his duties hereunder, all to the date of termination. Thereafter, WEST will be retained as an advisor and consultant during the Advisory Period in accordance with Paragraph 1.2.

                  8.3 Voluntary Termination. In the event of a Voluntary Termination, WEST shall promptly be paid all accrued salary, bonus compensation to extent earned, vested deferred compensation (other than pension or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of CAMBRIDGE in which WEST is a participant to the full extent of WEST's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by WEST in connection with his duties hereunder, all to the date of termination. Thereafter, WEST will be retained as an advisor and consultant during the Advisory Period in accordance with Paragraph 1.2.

                  8.4  Termination  Upon A Change of Control.  In the event of a
Termination Upon A Change of Control, WEST shall promptly be paid all accrued salary, bonus compensation to extent earned, vested deferred compensation (other than pension or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of CAMBRIDGE in which WEST is a participant to the full extent of WEST's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by WEST in connection with his duties hereunder, all to the date of termination.
Thereafter, WEST will be retained as an advisor and consultant during the Advisory Period in accordance with Paragraph 1.2.

                  8.5 Notice of Termination. CAMBRIDGE may effect a termination of this Agreement pursuant to the provisions of this Section upon giving 30 days written notice to WEST of such termination. WEST may effect a termination of this Agreement pursuant to the provisions of this Section upon giving 30 days written notice to CAMBRIDGE of such termination.


         SECTION 9.  CONFIDENTIALITY.

                  WEST acknowledges that he will develop and be exposed to information that is or will be confidential and proprietary to the CAMBRIDGE. The information includes oil and gas prospects, engineering and geological information, exploration and development plans, and other intangible information. Such information shall be deemed confidential to the extent not generally known within the trade. WEST agrees to make use of such information only in the performance of his duties under this Agreement, to maintain such information in confidence and to disclose the information only to persons with a need to know.


         SECTION 10.  MISCELLANEOUS PROVISIONS.

                  10.1 WAIVER. CAMBRIDGE's waiver of the WEST's breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the WEST.

                  10.2 NOTICES. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to CAMBRIDGE at:


                  CAMBRIDGE ENERGY CORPORATION
                  215 South Riverside drive
                  Suite 12
                  Cocoa, Florida  32922


addressed to WEST at:


                  Perry Douglas West
                  Post Office Box 1656
                  Cocoa, Florida 32923


or at any other address as any party may, from time to time, designate by notice given in compliance with this Section.

                  10.3 LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                  10.4 TITLES AND  CAPTIONS.   All  section  titles  or captions
contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

                  10.5 ENTIRE AGREEMENT. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

                  10.6 NON-TRANSFERABILITY. Neither WEST, his wife, nor their estates shall have any right to commute, anticipate, encumber, or dispose of any payment hereunder, which payment and the rights thereto are expressly declared nonassignable and nontransferable, except as other wise specifically provided herein.

                  10.7 AGREEMENT BINDING. This Agreement shall inure to the benefit of and be binding upon CAMBRIDGE, its successors and assigns, including, without limitations, any persons, partnership, company or corporation which may acquire substantially all of CAMBRIDGE'S assets or business or with or into which CAMBRIDGE may be liquidated, consolidated, merged or otherwise combined, and shall inure to the benefit of and be binding upon WEST, his heirs, distributees and personal representatives. If payments become payable to the surviving widow of WEST and he shall thereafter die prior to January 1, 2008, such payments shall nevertheless continue to be made to his estate until such date.

                  10.8 ATTORNEY FEES. In the event arbitration or suit is brought by any party to this Agreement to enforce any of its terms, and in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial, and/or appellate court.

                  10.9 COMPUTATION OF TIME. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

                  10.10 PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

                  10.11 ARBITRATION. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

                  10.12 PRESUMPTION. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

                  10.13 FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

                  10.14 PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

                  10.15 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby, and shall remain in full force and effect.

                  10.16 CAPTIONS. The captions at the head of a section or a paragraph of this Agreement are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provision of this Agreement.


CAMBRIDGE ENERGY CORPORATION
   a Nevada corporation




by: /s/ Perry D. West
---------------------
         Perry D. West


its: Chairman and Chief Executive Officer




by: /s/ Lee M. Payne
--------------------
         Lee M. Payne

its: Executive Vice President/Director




/s/ Perry Douglas West
----------------------
Perry Douglas West, Individually